EXHIBIT 10.6

                            INDEMNIFICATION AGREEMENT

        This Indemnification Agreement is made and entered into as of June 6, 1996, by and between Public Service Company of Oklahoma, an Oklahoma corporation ("PSO"), and Transok, Inc., an Oklahoma corporation ("Transok").

                                    RECITALS

        WHEREAS, PSO and Transok are parties to that certain Agreement dated July 21, 1981, related to the supply of gas to PSO by Transok; and

        WHEREAS, said Agreement has been amended on several occasions, most recently being amended and restated by that certain Amended and Restated Firm Interstate Service Agreement dated March 12, 1996 (said Agreement, as in effect, from time to time, since July 21, 1981, and amended to date being hereinafter referred to as the "Supply Agreement"); and

        WHEREAS, the Supply Agreement provides for the administration on behalf of PSO of certain gas purchase contracts and that PSO shall indemnify Transok and hold Transok harmless from all costs, losses and damages arising from or related to the performance of Transok's administrative service obligations under the Supply Agreement to the extent those obligations are properly performed; and

        WHEREAS, certain third party claims have been asserted against Transok in connection with the performance of its administrative service obligations under the Supply Agreement which may be subject to said indemnification; and

        WHEREAS, at the date hereof, each of PSO and Transok are wholly owned subsidiaries of Central and South West Corporation ("CSW"); and

        WHEREAS, CSW is considering the sale of Transok pursuant to the terms of that certain Agreement of Merger (as amended through the date hereof, the "Agreement of Merger") made and entered into on May 9, 1996, by and between CSW and Tejas Gas Corporation, a Delaware corporation, and, in connection with that sale, CSW (as the parent of PSO) and Transok desire to clarify the indemnification rights of Transok under the Supply Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained in this Agreement, PSO and Transok hereby covenant and agree as follows:

        1. DEFINITIONS. The following terms as used in this Agreement shall have the meanings ascribed to them in this Section.

               (a) "Agreement of Merger" shall have the meaning ascribed to such term in the recitals to this Agreement.

               (b) "Closing" shall have the meaning ascribed to such term in the Agreement of Merger.

               (c) "CSW" shall have the meaning ascribed to such term in the recitals to this Agreement.

               (d) "Final Purchase Price" shall have the meaning ascribed to such term in the Agreement of Merger.

               (e) "Gas Supply Administrator" shall have the meaning ascribed to such term in the Supply Agreement.

               (f) "Indemnifiable Event" shall mean (i) any act, omission, event, or occurrence arising out of Transok's performance of its administrative service obligations under the Supply Agreement to the extent that such performance is authorized by, in accordance with, and not in breach of, the terms of the Supply Agreement or written instructions from PSO, and (ii) the failure of PSO to perform its obligations under those gas purchase contracts identified on Exhibit F to the Supply Agreement and under other gas purchase contracts entered into prior to Closing in respect of which Transok acted as the Gas Supply Administrator or the agent of PSO pursuant to the Supply Agreement. Those alleged acts that are the basis of recovery against Transok in the following cases (the "Pending Cases") shall be Indemnifiable Events: W.P. LERBLANCE, District Court of Pittsburgh County, Oklahoma, Case No. C-92-637, CAROLYN L. SHOGRIN, District Court of Pittsburgh County, Oklahoma, Case No. C-94-1195 and in TGX CORPORATION, District Court of Dewey County, Oklahoma, Case No. CJ-96-50.

               (g) "Indemnified Parties" shall have the meaning given such term in Section 2.

               (h) "Losses" shall have the meaning ascribed to such term in
Section 2.

               (i) "Pending Cases" shall have the meaning ascribed to such term in Section 1(f).

               (j) "Proceedings" shall have the meaning ascribed to such term in
Section 2.

               (k) "PSO" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

               (l) "Supply Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

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               (m) "Transok" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

        2. INDEMNIFICATION. Subject to the terms and provisions of this Agreement, PSO hereby agrees, from and after the Closing, to indemnify and hold harmless Transok and its subsidiaries (the "Indemnified Parties") against any losses, damages or liabilities arising from any claim or cause of action against the Indemnified Parties ("Losses") which the Indemnified Parties shall actually incur, to the extent that such Losses (or actions, suits or proceedings in respect thereof ("Proceedings")), arise out of or are based upon an Indemnifiable Event occurring prior to the Closing.

        3. INDEMNIFICATION PROCEDURE.

               (a) Promptly after receipt by an Indemnified Party of notice of a Loss or the commencement of any Proceeding which it believes could result in a Loss against which it is indemnified under this Agreement, the Indemnified Party shall notify PSO in writing thereof; PROVIDED, HOWEVER, that the omission so to notify PSO shall not relieve PSO from any liability which it may have to the Indemnified Party to the extent that PSO is not prejudiced by such omission.

               (b) PSO shall, within thirty (30) days after receipt of a notice of Loss or Proceeding given pursuant to subsection (a) of this Section, either
(i) acknowledge liability, as between PSO and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding and pay the Indemnified Party the amount of such Loss or the amount in controversy in such Proceeding in cash or other immediately available funds (or establish by agreement with the Indemnified Party an alternative payment schedule), (ii) acknowledge liability, as between PSO and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding, disavow the validity of the Loss or Proceeding or the amount thereof and, to the extent that it shall so desire in accordance with subsection (c) of this Section, assume the legal defense thereof, or (iii) object (or reserve the right to object until additional information is obtained) to the claim for indemnification or the amount thereof, setting forth the grounds therefor in reasonable detail; PROVIDED that, if PSO objects (or reserves its right to object) within such 30-day period as provided in this clause (iii), then the Indemnified Party may bring suit (in the same Proceeding or otherwise) to resolve the dispute and, pending final resolution of such dispute, the Indemnified Party may proceed as though PSO had responded in accordance with clause (i) above. If PSO does not respond to the Indemnified Party as provided in this subsection within such 30-day period, PSO shall be deemed to have acknowledged its liability for such indemnification claim in accordance with clause (i) of this subsection and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. PSO acknowledges that the Pending Cases are subject to clause (ii) of this subsection.

               (c) If any Proceeding shall be brought against an Indemnified Party and it shall notify PSO thereof in accordance with subsection (a) of this Section, PSO shall, if it shall have responded to such notice in accordance with clause (ii) of subsection (b) of this Section, be entitled to assume the legal defense thereof with counsel reasonably satisfactory to the Indemnified Party.

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As to the Pending Cases, PSO has assumed such defense and Transok consents to the continuation thereof. After notice from PSO to the Indemnified Party of its election to assume the defense of such claim or such action, PSO shall not be liable to the Indemnified Party under this Agreement for any attorney's fees or other expenses (except reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. If PSO does not assume the defense of a Proceeding as to which it has acknowledged liability, as between itself and the Indemnified Party, pursuant to clause (ii) of subsection
(b) of this Section, the Indemnified Party may require PSO to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and expenses and reasonable out-of-pocket expenses incurred in the defense thereof and, subject to the provisions of subsection (d) of this Section, PSO shall be bound by the result obtained with respect thereto by the Indemnified Party.

               (d) PSO will not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Proceeding) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such Proceeding. If PSO has responded to the Indemnified Party pursuant to clause (i) of subsection (b) of this Section, the Indemnified Party may settle or compromise or consent to the entry of any judgment with respect to the Proceeding that was the subject of notice to PSO pursuant to subsection (a) of this Section without the consent of PSO. The Indemnified Party will not otherwise, without the prior written consent of PSO (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding, but, if such Proceeding is settled or compromised or if there is entered any judgment with respect to any such Proceeding, in either case with the consent of PSO, or if there be a final judgment of the plaintiff in any such Proceeding, PSO agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement, compromise or judgment.

        4. AMENDMENTS. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any provision of this Agreement shall be effective unless in a writing signed by the party granting the waiver after the Closing. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

        5. OTHER SOURCES. An Indemnified Party shall not be required to exercise any rights that the Indemnified Party may have against any other person (for example, under an insurance policy) before the Indemnified Party enforces its rights under this Agreement. However, to the extent PSO actually indemnifies the Indemnified Party, PSO shall be subrogated to the rights of the Indemnified Party and shall be entitled to enforce any such rights which the Indemnified Party may have against third parties. The Indemnified Party shall assist PSO in enforcing those rights. If the Indemnified

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Party is actually indemnified for Losses arising out of or based upon an
Indemnifiable Event by any third party, then, for so long as the Indemnified Party is not required to disgorge the amounts so received, to that extent PSO shall be relieved of its obligation to indemnify or reimburse the Indemnified Party therefor.

        6. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party. The assignment of this Agreement to an affiliate of a party hereto or to a third party who is acquiring all or substantially all of the assets of the party hereto shall not be prohibited provided the assignee has assumed in writing all obligations of the assignor hereunder. Any assignment in accordance with the above shall extend to and be binding upon the successors and assigns of the parties hereto; PROVIDED, HOWEVER, that no such assignment shall relieve the assignor of its obligations hereunder without a written release from the other party hereto.

        7. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

        8. SURVIVAL. The indemnification rights set forth in this Agreement shall survive the Closing until the expiration of the statute of limitations (including any and all periods of extension or tolling thereof) applicable to the claims giving rise to the Losses indemnified against herein.

        9. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10. NOTICES. All notices and other communications hereunder to a party hereto shall be in writing and shall be deemed to be properly given if delivered personally, telecopied (subject to confirmation) or mailed to it by registered or certified mail (return receipt requested), in the case of PSO, to:

Public Service Company of Oklahoma
212 East Sixth Street
Tulsa, Oklahoma 74119-1212
Attention:  President

and in the case of an Indemnified Party, to:

Transok, Inc.
110 West 7th Street
Tulsa, Oklahoma 74119
Telecopy Number:  (918) 591-2555
Attention: President

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with copy to:

Tejas Gas Corporation
1301 McKinney Street, Suite 700
Houston, Texas 77010
Attention:  General Counsel

or at such other address as shall be specified by like notice.

        11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

        EXECUTED as of the date first written above.

                                  PUBLIC SERVICE COMPANY OF OKLAHOMA



                                  By: /s/ SCOTT WIEDERMANN
                                          Scott Wiedermann
                                          Authorized Agent

                                  TRANSOK, INC.



                                  By: /s/ A. DEAN FULLER
                                          A. Dean Fuller
                                          President

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